AMENDMENT TO
THE TRUST FOR PROFESSIONAL MANAGERS
DISTRIBUTION AGREEMENT

This Amendment (the “Amendment”) to the Trust for Professional Managers Distribution Agreement (the “Distribution Agreement”) made as of the 31st day of March 2009 by and among Trust for Professional Managers, a Delaware statutory trust (the “Trust”) on behalf of its series named in Exhibit A hereto, (each a “Fund”, and collectively the “Funds”), Foreside Fund Services, LLC, a Delaware limited liability company (“FFS”), and Envestnet Asset Management, the investment advisor to the Trust (the “Advisor”) is effective as of August 26, 2009.

WHEREAS, the Trust is adding the PMC Diversified Equity Fund as a new series as of August 26, 2009;

WHEREAS, the Trust is closing four funds as of August 28, 2009;

NOW THEREFORE, the parties hereto agree as follows:

I.	Effective as of August 26, 2009, Appendix A to the Distribution Agreement is hereby amended and restated as provided on Exhibit A attached hereto.

II.	Effective as of August 28, 2009, Appendix A to the Distribution Agreement is hereby amended and restated as provided on Exhibit B attached hereto.

III.	All other terms, conditions and provisions of the Distribution Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as set forth in the date above.

TRUST FOR PROFESSIONAL MANAGERS	FORESIDE FUND SERVICES, LLC

By: /s/ John P. Buckel	By: /s/ Richard J. Berthy
Print Name: John P. Buckel	Print Name: Richard J. Berthy
Title: Vice President	Title: Vice President

ENVESTNET ASSET MANAGEMENT

By: /s/ Brandon Thomas
Print Name: Brandon Thomas
Title: Chief Investment Officer

Exhibit A
to the
Distribution Agreement

Appendix A
Effective as of August 26, 2009

PMC Large Cap Growth Fund
PMC Large Cap Value Fund
PMC Small Cap Core Fund
PMC International Equity Fund
PMC Core Fixed Income Fund
PMC Diversified Equity Fund

Exhibit B
to the
Distribution Agreement

Appendix A
Effective as of August 28, 2009

PMC Core Fixed Income Fund
PMC Diversified Equity Fund